--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 2)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 30, 1999
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                             VENUS EXPLORATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                0-14334                                   13-3299127
         (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                               1250 N.E. LOOP 410
                                   SUITE 1000
                            SAN ANTONIO, TEXAS 78209
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (210) 930-4900

--------------------------------------------------------------------------------

         The undersigned registrant hereby amends the following Item 7. Financial Statements and Exhibits of its Form 8-K/A filed on September 7, 1999, dated June 30, 1999. The Company has determined that after discussion with the Securities and Exchange Commission to revise its accounting for its investment in EXUS. The Company had originally accounted for its investment under the proportional consolidation method of accounting. Under proportional consolidation an investor reports its percentage share of the assets, liabilities, revenues and expenses of the investee. With this amendment the method of accounting is being changed to the equity method. Under the equity method the Company will report its net investment in EXUS on its balance sheet (the Company's share of EXUS' assets are netted with the Company's share of EXUS' liabilities) and its share of the net earnings of EXUS is reported in other income in the statement of operations. In addition, the Pro Forma Financial Information has been adjusted to give effect to restated non-cash impairment estimates for the year ended December 31, 1998, and related 1999 revised provisions for depreciation, depletion and amortization.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Audited Statements of Operating Revenues and Direct Operating Expenses for Venus' share of the Jackson Parish Properties for the years ended December 31, 1996, 1997, and 1998, and Unaudited Statements of Operating Revenues and Direct Operating Expenses for the six months ended June 30, 1999 and 1998, together with report of independent auditors Ernst & Young LLP.

         (b)      Pro Forma Financial Information.

                  Pro Forma Combined Financial Statements of Venus Exploration, Inc. for the year ended December 31, 1998 and the six months ended June 30, 1999.

         (c)      Exhibits.

                  Number             Document

                  10.1 Purchase and Sale Agreement between Apache Corporation as seller, and Venus Exploration, Inc., buyer, dated May 13, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.2 Credit Agreement among EXUS Energy, LLC, as borrower, NationsBank, N.A., as administrative agent, and financial institutions listed on Schedule I, dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.3 Limited Liability Company Agreement of EXUS Energy, LLC, dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.4 Convertible Promissory Note made by Venus Exploration, Inc. in favor of EXCO Resources, Inc., dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.5 Pledge Agreement made by Venus Exploration, Inc. for the benefit of EXCO Resources, Inc., dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.6 Registration Rights Agreement between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                  10.7 Agreement Among Members between EXCO Resources, Inc. and Venus Exploration, Inc., dated June 30, 1999, previously filed as an exhibit to Venus' Form 8-K filed July 15, 1999 and incorporated by reference herein.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            VENUS EXPLORATION, INC.


                                            By: /s/ PATRICK A. GARCIA
                                               ---------------------------------
                                                    Patrick A. Garcia
                                                    Chief Financial Officer


Dated: December 20, 1999

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Venus Exploration, Inc.

We have audited the accompanying statements of operating revenues and direct operating expenses of the Jackson Parish Properties (as defined in Note 1 to the accompanying statements) acquired by Venus Exploration, Inc. for the years ended December 31, 1996, 1997 and 1998. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of operating revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operating revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying statements of operating revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses of the Jackson Parish Properties.

In our opinion, the statements of operating revenues and direct operating expenses referred to above present fairly, in all material respects, the results of operations of the share of the Jackson Parish Properties acquired by Venus Exploration, Inc. for the years ended December 31, 1996, 1997, and 1998 in conformity with generally accepted accounting principles.


                                                     /s/ ERNST & YOUNG LLP


                                                     ERNST & YOUNG LLP
Dallas, Texas
August 17, 1999

                            JACKSON PARISH PROPERTIES

                        STATEMENTS OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES
                                 (In thousands)


                                                                                                             SIX MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                     JUNE 30,
                                                            ----------------------------------------     -------------------------
                                                               1996           1997           1998           1998           1999
                                                            ----------     ----------     ----------     ----------     ----------
                                                                                                                 (Unaudited)
Oil and natural gas sales .............................     $    7,248     $    7,310     $    5,624     $    3,084     $    2,162
Direct operating expenses .............................            582            930          1,044            446            392
                                                            ----------     ----------     ----------     ----------     ----------
Excess of revenues over direct  operating expenses ....     $    6,666     $    6,380     $    4,580     $    2,638     $    1,770
                                                            ==========     ==========     ==========     ==========     ==========

See accompanying notes.

                           JACKSON PARISH PROPERTIES

                   NOTES TO STATEMENTS OF OPERATING REVENUES
                         AND DIRECT OPERATING EXPENSES


1. Basis of Presentation

       On June 30, 1999, EXUS Energy, LLC, a Delaware limited liability company
(EXUS), owned 50% by Venus Exploration, Inc. (Venus), and 50% by EXCO Resources, Inc. (EXCO) completed the acquisition from Apache Corporation of certain oil and natural gas properties located in Jackson Parish, Louisiana (the Jackson Parish Properties). The Jackson Parish Properties include 17 gross (14.25 net) producing wells. EXCO is the named operator of the Jackson Parish Properties and assumed operations of all 17 wells acquired in the transaction. The Jackson Parish Properties include 6,411 gross (5,672 net) developed acres and 1,532 gross (1,148 net) undeveloped acres. The purchase price, before closing adjustments, was approximately $28.5 million, and after adjustments was $27.6 million cash.

       EXUS funded the acquisition with $14 million drawn under a new credit facility it established with NationsBank, N.A., and $14 million of EXUS equity capital which consisted of $7 million cash contributions each by Venus and EXCO. Venus' capital was funded by a $7 million convertible promissory note in favor of EXCO dated June 30, 1999.

       The accompanying statement of operating revenues and direct operating expenses is for the total interests in the Jackson Parish Properties that were acquired by EXUS. Venus will have a 50% equity interest in these properties through its 50% equity interest in EXUS. Presentation of complete historical financial statements for the years ended December 31, 1996, 1997, and 1998 is not practicable because the Jackson Parish Properties were not accounted for as a separate entity by Apache; and therefore, such statements are not available. The operating revenues and direct operating expenses for the periods presented may not be representative of future operations.

       Revenues in the accompanying statements of operating revenues and direct operating expenses are recognized on the entitlement method. Direct operating expenses are recognized on an accrual basis.

       In management's opinion, the accompanying interim statements contain all adjustments (consisting solely of normal recurring accruals) necessary to present fairly the consolidated interest acquired by EXUS in the operating revenues and direct operating expenses of the Jackson Parish Properties for the six month periods ended June 30, 1998 and 1999.

       The results of operations for the six months ended June 30, 1999, are not necessarily indicative of the results expected for the full year.

2. SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

       During the years ended December 31, 1996, 1997, and 1998 the development costs incurred for the interest acquired by EXUS were $4.0 million, $4.8 million and $50,000, respectively. No exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

       The following table presents EXUS' estimate of the proved oil and natural gas reserves as of December 31, 1998. All reserves are located in the United States. Venus emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.


                                                                              Oil (Mbbls)       Gas (Mmcf)           Mboe*
                                                                              -----------       -----------       -----------
Proved  Reserves .....................................................                 2            69,558            11,596
                                                                              ===========       ===========       ===========
Proved  developed  reserves ..........................................                 2            43,432             7,240
                                                                              ===========       ===========       ===========

------------------

* Mboe - Thousand barrels of oil equivalent calculated 6 Mmcf of natural gas to 1 Mbbl of oil.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

       The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the Jackson Parish Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

       Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Jackson Parish Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Jackson Parish Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

       The Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of EXUS at December 31, 1998 follows (in thousands):


Future cash inflows .............................................          $  136,362

Future production costs .........................................              42,846

Future development costs ........................................              15,872
                                                                           ----------

Future net cash flows ...........................................              77,644

Discount of future net cash flows at 10% per annum ..............              52,268
                                                                           ----------

Discounted future net cash flows before income taxes ............          $   25,376
                                                                           ==========

       The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $15.8 million of future development costs. If these reserves are not developed, the Standard Measure of discounted future net cash flows as of December 31, 1998, shown above would be reduced significantly.

       Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.

       The weighted average prices of oil and natural gas at December 31, 1998 used in the calculation of the Standardized Measure were $9.75 per barrel and $1.96 per Mcf, respectively.

                             VENUS EXPLORATION, INC.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


       As discussed in Item 2. Acquisition or Disposition of Assets, of Venus' Form 8-K filed on July 15, 1999 dated June 30, 1999, EXUS Energy, LLC (EXUS), a Delaware limited liability company, owned 50% by Venus Exploration, Inc. (Venus) and 50% by EXCO Resources, Inc. (EXCO) completed the acquisition of the Jackson Parish Properties on June 30, 1999. The acquisition was funded through borrowings made under the EXUS credit facility with NationsBank, N.A. (the Borrowings), and capital contributions made by the Company and EXCO. Venus' capital contribution was funded by a $7 million loan from EXCO.

       The accompanying pro forma combined financial statements are based on the historical financial statements of Venus for the year ended December 31, 1998, and the six months ended June 30, 1999. The pro forma combined financial statements are also based, in part, on Venus' share of the historical net income of the Jackson Parish Properties acquired by EXUS on June 30, 1999, reduced by the operating revenues and direct operating expenses of properties sold by Venus in early 1999. On January 27, 1999, Venus sold its interests in oil and gas properties located in the state of West Virginia (West Virginia Properties) and on February 12, 1999, Venus sold its interests in oil and gas properties located in Freestone County, Texas (H. E. White Unit). The statements of operating revenues and direct operating expenses of the Jackson Parish Properties are included elsewhere herein. The Company's investment in EXUS has been accounted for under the equity method.

       The Pro Forma Combined Statement of Operations for the year ended December 31, 1998, and the six months ended June 30, 1999, have been prepared assuming the acquisition of the Jackson Parish Properties by EXUS and the related borrowings, and the sale of the West Virginia Properties and the H. E. White Unit had been consummated on January 1, 1998.

       The pro forma adjustments are based upon available information and assumptions that management of Venus believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of Venus which would have occurred had such transactions been consummated on the dates indicated or Venus' financial position or results of operations for any future date or period.

                             VENUS EXPLORATION, INC
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)


                                                      DISPOSITION OF
                                                        PROPERTIES
                                                     -----------------      VENUS
                                                     WEST VIRGINIA AND     SHARES OF
                                         VENUS        H.E. WHITE UNIT        EXUS         PRO FORMA         PRO FORMA
                                       HISTORICAL       HISTORICAL        HISTORICAL     ADJUSTMENTS        COMBINED
                                       ----------    -----------------    ----------     -----------        ---------
                                                          (In thousands, except per share amounts)
OIL AND GAS REVENUES                    $  2,805         $   (431)         $     --       $     --          $  2,374
                                        --------         --------          --------       --------          --------
COST OF OPERATIONS:
   Production expense                      1,610             (218)               --             --             1,392
   Exploration expense,
        including dry holes                1,261               --                --             --             1,261
   Impairment of oil and
        gas properties                     2,803             (374)               --             --             2,429
   Depletion, depreciation and
        Amortization                       1,775             (164)               --             --             1,611
   General and administrative              3,174               --                --             --             3,174
                                        --------         --------          --------       --------          --------
                Total expenses            10,623             (756)               --             --             9,867
                                        --------         --------          --------       --------          --------
Operating profit (loss)                   (7,818)             325                --             --            (7,493)
                                        --------         --------          --------       --------          --------
OTHER INCOME (EXPENSE):

      Interest expense                      (568)              --                --           (692)(2)(3)     (1,260)
      Gain on sale of properties              30               --                --             --                30
      Equity in earnings of EXUS
           Energy, LLC                        --               --             2,290         (1,406)(4)           884
      Interest income and other               32               --                --             --                32
                                        --------         --------          --------       --------          --------
                                            (506)              --             2,290         (2,098)             (314)
                                        --------         --------          --------       --------          --------
           Net income (loss) before
                Extraordinary item      $ (8,324)        $    325          $  2,290       $ (2,098)         $ (7,807)
                                        ========         ========          ========       ========          ========
Basic and diluted loss per
    share before extraordinary
    Item                                $   (.84)                                                           $   (.79)
                                        ========                                                            ========
Common shares and equivalents
   outstanding, basic and diluted          9,934                                                               9,934
                                        ========                                                            ========

                             VENUS EXPLORATION, INC
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999
                                   (UNAUDITED)


                                                      DISPOSITION OF
                                                        PROPERTIES
                                                     -----------------      VENUS
                                                     WEST VIRGINIA AND     SHARES OF
                                         VENUS        H.E. WHITE UNIT        EXUS         PRO FORMA         PRO FORMA
                                       HISTORICAL       HISTORICAL        HISTORICAL     ADJUSTMENTS        COMBINED
                                       ----------    -----------------    ----------     -----------        ---------
                                                          (In thousands, except per share amounts)
OIL AND GAS REVENUES                    $    819         $    (37)         $     --       $     --          $    782
                                        --------         --------          --------       --------          --------
COST OF OPERATIONS:
   Production expense                        413                1                --             --               414
   Exploration expense,
        Including dry holes                  361               --                --             --               361
   Impairment of oil and
        Gas properties                        --               --                --             --                --
   Depletion, depreciation and
        Amortization                         273               --                --             --               273
   General and administrative              1,069               --                --             --             1,069
                                        --------         --------          --------       --------          --------
                Total expenses
                                           2,116                1                --             --             2,117
                                        --------         --------          --------       --------          --------

Operating profit (loss)                   (1,297)             (38)               --             --            (1,335)
                                        --------         --------          --------       --------          --------

OTHER INCOME (EXPENSE):

      Interest expense                      (220)              --                --           (407)(2)(3)       (627)
      Gain on sale of properties             804               --                --           (785)(1)            19
      Equity in earnings of EXUS
           Energy, LLC                        --               --               885           (624)(4)           261
      Interest income and other                8               --                --             --                 8
                                        --------         --------          --------       --------          --------
                                             592               --               885         (1,816)             (339)
                                        --------         --------          --------       --------          --------
           Net income (loss)            $   (705)        $    (38)         $    885       $ (1,816)         $ (1,674)
                                        ========         ========          ========       ========          ========

Basic and diluted loss per share        $  (0.06)                                                           $  (0.15)
                                        ========                                                            ========

Common shares and equivalents
   Outstanding, basic and diluted         10,982                                                              10,982
                                        ========                                                            ========

                             VENUS EXPLORATION, INC.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS


A.        PRO FORMA ADJUSTMENTS FOR THE SALE OF WEST VIRGINIA PROPERTIES AND H.
          E. WHITE UNIT

     The accompanying unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 have been prepared as if the sale of the West Virginia Properties and H. E. White Unit had been consummated on January 1, 1998 and reflect the following adjustments:

     (1) To eliminate gain on sale of the West Virginia Properties and H. E. White Unit.

     (2) To reduce interest expense due to the reduction in the note retired by the sale of the West Virginia Properties and H. E. White Unit. Interest expense was reduced by $148,000 in 1998 and $13,000 in 1999.


B.        PRO FORMA ADJUSTMENTS FOR INVESTMENT IN EXUS


     The accompanying unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 have been prepared as if EXUS' acquisition of the Jackson Parish Properties and the related borrowings had been consummated on January 1, 1998 and reflects the following adjustments:

     (3) To record EXUS pro forma adjustments as follows: record interest expense on the borrowing of $7.0 million, based on a 12% per annum interest rate. Under the EXCO note the interest rate for the first year is 10%, for the second year, 11% for the third year, 12% for the fourth year, 13%; and for the fifth year, 14%. In accordance with Emerging Issues Task Force (EITF) 86-15, the Company will record interest expense based on the interest method. The average interest rate over the term of the EXCO note is 12%. Interest expense of $840,000 is included in 1998 and $420,000 in 1999.

     (4) To record adjustments required to appropriately reflect the Company's share of the net income of EXUS is as follows:

                                                                 Twelve Months             Six Months
                                                                    Ended                    Ended
                                                               December 31, 1998          June 30, 1999
                                                               -----------------        -----------------
Nations Bank revolving credit facility, 6.8% per
Annum                                                          $         476,000        $         238,000

Amortization of deferred financial costs                                  12,000                    6,000

Depreciation, depletion and amortization                                 918,000                  380,000
                                                               -----------------        -----------------
Equity in Earnings of EXUS                                     $       1,406,000        $         624,000
                                                               =================        =================

       Total deferred financing costs of $36,000 are being amortized over three years, the term of the note.

The Company's investment in EXUS has been accounted for under the equity method.

                             VENUS EXPLORATION, INC.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

C. INCOME TAXES


       No adjustment to income tax expense or benefit has been reflected in the unaudited pro forma statements of Operations due to the net operating losses and the uncertainty of realizing deferred tax benefits.


D. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

       The following table presents Venus' estimate of the pro forma combined proved oil and natural gas reserves of Venus after giving effect to the sale of the West Virginia Properties and the H.E. White Unit and Venus' share of its equity investment in EXUS. Separately presented is Venus' share of its 50% equity interest in EXUS. All reserves are located in the United States. Venus emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.


                                                                     OIL (MBBLS)        GAS (MMCF)            MBOE*
Proved reserves ............................................                707              5,158              1,567
                                                                    ===========        ===========        ===========
Proved developed reserves ..................................                467              3,681              1,082
                                                                    ===========        ===========        ===========
Company's proportional interest in proved reserves of
Jackson Parish Properties accounted for by the equity
method .....................................................                  1             34,779              5,798
                                                                    ===========        ===========        ===========

-----------

* Mboe - Thousand barrels of oil equivalent by converting 6 Mmcf of natural gas to 1 Mbbl of oil.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

       The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of Venus' oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

       Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over Venus' income tax basis of its oil and natural gas properties and giving effect to net operating loss carryforwards, tax credits and allowances relating to such properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                             VENUS EXPLORATION, INC.

                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

       The pro forma Standardized Measure of discounted future net cash flows relating to Venus' proved oil and natural gas reserves at December 31, 1998, follows (in thousands):



Future cash inflows .............................................        $   18,941
Future production costs .........................................             7,084
Future development costs ........................................             1,506
                                                                         ----------
Future net cash flows ...........................................            10,351
Discount of future net cash flows at 10% per annum ..............             4,725
                                                                         ----------
Pro forma Standardized Measure of discounted future net
cash flows ......................................................        $    5,626
                                                                         ==========
Company's share of equity method EXUS standardized
measure of discounted future net cash
flows ...........................................................        $   10,756
                                                                         ==========


       The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $1.5 million of future development costs attributable to Venus' reserves and $7.9 million attributable to Venus' share of its interest in EXUS. . If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of December 31, 1998, shown above would be reduced significantly.

       Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.


       The weighted average prices of oil and natural gas at December 31, 1998 used in the calculation of the Standardized Measure were $10.31 per barrel and $2.26 per Mcf, respectively, and $9.75 per barrel and $2.00 per Mcf for the EXUS Properties.




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